SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2006

                          HOUSTON AMERICAN ENERGY CORP.
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               (Exact name of registrant as specified in Charter)


              Delaware                    0-33027              76-0675953
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  (State or other jurisdiction of      (Commission           (IRS Employer
   incorporation or organization)        File No.)        Identification No.)


                          801 Travis Street, Suite 2020
                              Houston, Texas 77002
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               (Address of Principal Executive Offices)(Zip Code)


                                  713-222-6966
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                            (Issuer Telephone number)


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.     Entry into a Material Definitive Agreement

On May 17, 2006, the Board of Directors of Houston American Energy Corp. (the "Company") approved an increase in the salary of the Company's President, John Terwilliger, to $300,000 annually, effective June 1, 2006.

On May 17, 2006, the Board of Directors of the Company approved a revised compensation structure for non-employee directors, effective immediately. Under the new compensation structure, non-employee directors will be entitled to: (1) an annual retainer of $6,000 payable in quarterly installments, (2) an annual retainer of $2,000 per committee on which a director serves, payable in quarterly installments, (3) an annual retainer of $2,500 for service as audit committee chair, payable in quarterly installments, (4) an annual retainer of $1,500 for service as chair of committees other than the audit committee, payable in quarterly installments, (5) a grant of 20,000 stock options on initial election or appointment as a director exercisable at fair market value on the date of grant for a term of 10 years, and (6) a grant of 10,000 stock options immediately following each subsequent shareholders meeting at which a director stands for reelection and is reelected.

In connection with his appointment as a director, as disclosed in Item 5.02 below, on May 17, 2006, the Company issued 20,000 options, exercisable at $4.10 per share, to John P. Boylan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 17, 2006, the Board of Directors of the Company approved an increase in the size of the board to five persons and appointed John P. Boylan as a director of the Company.

Mr. Boylan, age 39, has served as Chief Financial Officer and Director of Business Development of Atasca Resources, an independent oil and gas exploration and production company, since 2003. Since 1996 Mr. Boylan has also served as owner/operator of Boylan Energy Corporation, an independent oil and gas exploration company. Mr. Boylan's energy industry experience also includes serving as President, CEO and Managing Partner of Birdwell Partners, an oil field services company, from 1999 to 2003 and service as Chief Financial Officer and Director of Business Development of Prolithic Energy Company, an independent oil and gas exploration company, from 1998 to 2002. Prior to entering the energy business, Mr. Boylan was a consultant and senior auditor providing professional services in a range of accounting, financial and project management roles, including service as a senior auditor for KPMG Peat Marwick from 1988 to 1990, service as a project management consultant for R.L. Townsend & Associates from 1990 to 1991 and service as senior associate project management consultant for Coopers & Lybrand Consulting from 1991 to 1995. Mr. Boylan holds a Bachelors Degree in Accounting from the University of Texas and an MBA Degree in Finance, Economics and International Business from New York University. Mr. Boylan is a Certified Public Accountant.

There were no arrangements or understandings between Mr. Boylan and any other person pursuant to which Mr. Boylan was appointed as a director.


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
Item 8.01     Other Events.

On May 18, 2006, the Company submitted an application for listing of its common stock on the American Stock Exchange.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOUSTON AMERICAN ENERGY CORP.

Dated:  May 18, 2006
                                        By:     /s/ John Terwilliger
                                                John Terwilliger,
                                                President and
                                                Chief Executive Officer


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